GREEN MOUNTAIN POWER CORPORATION

PROPOSED RESOLUTIONS OF THE BOARD OF DIRECTORS

February 25, 2007

WHEREAS, pursuant to resolutions, dated June 21, 2006 (the “June Resolutions”), the Board of Directors, among other things, approved and adopted, and recommended that the Corporation’s shareholders approve and adopt, an Agreement and Plan of Merger (the “Merger Agreement”), dated June 21, 2006, among the Corporation, Northern New England Energy Corporation (“NNEEC”) and Northstars Merger Subsidiary Corporation (the “Merger Sub”), pursuant to which the Merger Sub shall be merged with and into the Corporation (the “Merger”) with the Corporation being the surviving corporation in the Merger, and on October 31, 2006 the Corporations’ shareholders approved the Merger; and

WHEREAS, pursuant to resolutions of the Compensation Committee of the Board of Directors approved at a meeting on June 21, 2006 (the “June Compensation Committee Resolutions”), the Compensation Committee provided that all outstanding "Awards" (as defined in the June Compensation Committee Resolutions) (including options and deferred stock units) will be cashed out upon completion of the Merger based on the merger consideration received by the Corporation’s shareholders; and

Green Mountain Power Corporation Dividend Reinvestment and Stock Purchase Plan

WHEREAS, the Company adopted and registered the Green Mountain Power Corporation Dividend Reinvestment and Stock Purchase Plan on Registration Statement on Form S-3 (Registration Statement No. 333-38722) in December, 1991 (the “DRIP”); and

WHEREAS, this Board deems it desirable and in the best interests of the Company and its stockholders in connection with the closing of the Merger to suspend the cash purchase feature (but not the dividend reinvestment feature) of the DRIP at a time before the Merger, and, subject to receipt of all required regulatory approvals for the Merger, to discontinue use of and to terminate the DRIP in its entirety effective upon the consummation of the Merger.

NOW THEREFORE BE IT RESOLVED, that the Company shall suspend the cash purchase feature (but not the dividend reinvestment feature) of the DRIP as of March 1, 2007, and subject to the receipt of all required regulatory approvals, terminate the DRIP in its entirety effective upon the consummation of the Merger, and the Chairman and Chief Executive Officer, the President and Chief Executive Officer, or any vice president, or any secretary or assistant secretary (each, an “Authorized Officer”) be, and each of them hereby is, authorized to take any further action and to execute and deliver any agreements, documents, certificates or instruments as may be necessary to suspend the cash purchase feature or discontinue and terminate the DRIP; and that the execution by the Authorized Officers of any such agreements, documents, certificates or instruments or the doing by any such officer of any act in connection with the foregoing matters shall conclusively establish their authority therefor from the Company and the approval by the Company of the agreements, documents, certificates or instruments so executed and the actions so taken; and further

    RESOLVED, that the Authorized Officers be, and each of them hereby is, authorized to prepare, execute and file with the Securities and Exchange Commission a post-effective amendment to the Registration Statement on Form S-3 for the DRIP to remove any shares that remain unsold.

Green Mountain Power Corporation 2000 and 2004 Stock Incentive Plans

RESOLVED, that the Green Mountain Power Corporation 2000 Stock Incentive Plan and the Green Mountain Power Corporation 2004 Stock Incentive Plan (collectively, the “Plans”), are hereby terminated, and no additional awards will be permitted therein, effective upon the completion of the Merger; provided, however, that outstanding awards shall continue to be governed by the terms of the Plan, the applicable award agreement and the Merger Agreement.

Affirmation of June Resolutions

RESOLVED, that the June Resolutions and the June Compensation Committee Resolutions shall remain in full force and effect, except as specifically amended, modified or supplemented by these resolutions.

General and Enabling Resolutions

RESOLVED, that all actions previously taken by any officer, director, representative or agent of the Corporation in the name or on behalf of the Corporation or any of its affiliates in good faith and in connection with the transactions contemplated by the foregoing resolutions are hereby adopted, ratified, confirmed and approved in all respects as the act and deed of the Corporation; and further

RESOLVED, that each of the proper officers of the Corporation is hereby authorized in the name and on behalf of the Corporation to do and perform, or cause to be done and performed, all such acts, deeds and things to make, or cause to be made, all such payments and to make, execute and deliver, or cause to be made, executed and delivered, all such agreements, undertakings, prospectuses, offering circulars, documents, instruments or certificates in the name and on behalf of the Corporation or otherwise as any such officer may deem necessary or appropriate to effectuate or carry out fully the purpose and intent of the foregoing resolutions and the transactions contemplated thereby.